Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY FOR
GRIFFON CORPORATION

        You must use this form or one substantially equivalent to this form to accept the Exchange Offer of Griffon Corporation (the "Company") made pursuant to the Prospectus, dated June 15, 2004 (the "Prospectus"), if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach American Stock Transfer & Trust Company, as exchange agent (the "Exchange Agent") prior to 5:00 p.m., New York City Time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a Letter of Transmittal (or a facsimile thereof) or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 5:00 p.m., New York City Time, on the Expiration Date. Capitalized terms not defined herein are defined in the Letter of Transmittal accompanying the Prospectus.

By regular, registered or certified mail, hand delivery or overnight courier:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, New York 10038
Attention: Exchange Department

For information or confirmation by telephone call:

(877) 248-6417

By facsimile transmission
(for eligible institutions only):

(718)-234-5001

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

Total principal amount of Old Notes for book-entry transfer to be tendered:
$

Depository Trust Company, please provide account number.

Account Number:

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

  PLEASE SIGN HERE

X

X

	Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the Holder(s) of Old Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Name(s):

Capacity:

Address(es):

*Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

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